Exhibit (a)(45)

Diana Shipping is trying to take over Genco on the cheap. To do so, Diana has launched a tender offer and proxy fight to replace the Genco Board with its own handpicked nominees

Diana’s tender offer is at a price that is below the mean and median Net Asset Value that independent sell side analysts have estimated for Genco

Throughout their hostile campaign they have used discounted, outdated asset values and backward-looking financials instead of using current values

As a direct competitor to Genco, Diana knows the market is strengthening and values are rising across our industry

……so why use these figures as benchmarks?

Should Genco shareholders tender their shares at Diana’s inadequate offer price?

Let’s hear from Hamish Norton, President of Diana’s transaction partner, Star Bulk…

“It’s pretty hard to take over a shipping company at less than net asset value plus some premium. Because the Board is gonna demand basically at least liquidation value of the hard assets.”1

Diana is looking to replace Genco’s highly-qualified directors with its own handpicked director nominees. Should there be changes to Genco’s Board?

In the words of Ioannis Zafirakis, Director and President of Diana…

“Needless to say that Genco is a very well-run drybulk company” (Diana Shipping, Inc. Q2 2025 Earnings Call)

We believe Genco’s share price and net asset value reflect the successful execution of the Company’s Comprehensive Value Strategy in a strengthening drybulk market

Should Genco shareholders be excited about the opportunities to continue benefiting from a strengthening market?

Here’s what Semiramis Paliou, Director and CEO of Diana, and Petros Pappas, CEO, Star Bulk, have said about the market environment….
“The usual seasonal slowdown in Q1 did not happen and the Capesize market had its best first quarter since 2010” (Diana Shipping, Inc. Q1 2026 Earnings Call)

“We’re actually pretty bullish for the balance of this year, and we are bullish for next year as well” (Star Bulk Carriers Corp. Q1 2026 Earnings Call)

The answers for Genco shareholders are clear

1 Capital Link New York Maritime Forum, December 11, 2025

Protect your Genco Investment

Reject Diana’s tender offer and don’t tender your shares

Vote FOR Genco’s highly qualified directors
Vote WITHHOLD on Diana’s handpicked nominees
Vote in line with the Board’s recommendations on all other proposals

Learn more at https://www.gencodrivessuperiorreturns.com/

Forward Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Information for Investors and Shareholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.